Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-281465 on Form S-3, and Registration Statement Nos. 333-260197 and 333-263581 on Form S-8 of our reports dated February 27, 2025, relating to the financial statements of Life Time Group Holdings, Inc. and the effectiveness of Life Time Group Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
February 27, 2025